Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS THIRD-QUARTER 2009 RESULTS
•      Stoneridge Returns to Operating Profitability in Third Quarter
•      Liquidity Remains Strong

WARREN, Ohio – October 29, 2009 – Stoneridge, Inc. (NYSE: SRI) today announced net sales of $118.0 million and a net loss of $0.8 million, or $(0.04) per diluted share, for the third quarter ended September 30, 2009.

Net sales decreased $60.4 million, or 33.9%, to $118.0 million, compared with $178.4 million for the third quarter of 2008.  The decrease in net sales was primarily caused by dramatically reduced production volumes in the North American passenger car/light truck market (21%) and the commercial vehicle markets in Europe (69%) and North America (38%).

The net loss for the third quarter of 2009 was $0.8 million, or $(0.04) per diluted share, compared with a net loss of $0.4 million, or $(0.02) per diluted share, in the third quarter of 2008.  The decrease in net income was primarily due to the severe reduction in sales volume the Company experienced in all of its markets. However the reduction in net income was significantly mitigated by the benefits of previous restructuring and cost-reduction initiatives.

Though net sales were lower than last year, Stoneridge generated an operating profit of $2.6 million in the third quarter as restructuring and cost-reduction programs helped offset the market reduction.  As further support for the effectiveness of its restructuring and cost-savings programs, the Company's gross margin in the third quarter exceeded 20% for the first time since the second quarter of 2008.

As of September 30, 2009, Stoneridge’s consolidated cash position was $84.4 million, $8.3 million lower than its 2008 year-end balance of $92.7 million, and the Company’s Asset Based Lending facility remains undrawn.

For the nine months ended September 30, 2009, net sales were $341.4 million, a decrease of 42.6% compared with $594.7 million for the nine months ended September 30, 2008.  The net loss for the nine-month period ended September 30, 2009 was $32.2 million, or $(1.37) per diluted share, compared with net income of $10.9 million, or $0.46 per diluted share, in the comparable 2008 period.

Outlook
“The third-quarter volume declines, though severe, were less dramatic than those in the second quarter,” said John C. Corey, president and chief executive officer.  “The improvement in operating income on lower sales volumes is very encouraging and a testament to the team’s execution of our business plan.  The success of our plan execution has also allowed us to focus on our top-line initiatives such as our recently announced 51% equity purchase of Bolton Conductive Systems, LLC.   We continue to pursue other opportunities to grow our top line in addition to aggressive cost-reduction initiatives that will improve our competitive position.”

Regarding the Company’s expectations for the fourth quarter of 2009, Corey added, “We are reiterating our previous guidance.  At this point we expect Stoneridge to generate positive operating income in the fourth quarter.  However, the possibility of supply chain disruptions could modify our outlook as capacity reductions by our suppliers have not been restored.  In addition, our cash position may be affected by potential volume increases which would require a ramp up in working capital and may result in a modest cash use.”

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Conference Call on the Web
A live Internet broadcast of Stoneridge’s conference call regarding 2009 third-quarter results can be accessed at 11:00 a.m. Eastern time on Thursday, October 29, 2009, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Warren, Ohio, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, medium- and heavy-duty truck, agricultural and off-highway vehicle markets.  Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements
Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied in this release.  Factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the loss of a major customer; a significant change in automotive, medium- and heavy-duty truck or agricultural and off-highway vehicle production; disruption in the OEM supply chain due to bankruptcies; a significant change in general economic conditions in any of the various countries in which the Company operates; labor disruptions at the Company’s facilities or at any of the Company’s significant customers or suppliers; the ability of the Company’s suppliers to supply the Company with parts and components at competitive prices on a timely basis; customer acceptance of new products; and the failure to achieve successful integration of any acquired company or business.  In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release.  The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.  Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission.

For more information, contact:

Kenneth A. Kure, Corporate Treasurer and Director of Finance
330/856-2443

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STONERIDGE, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net Sales	$117,992	$178,434	$341,367	$594,733

Costs and Expenses:
Cost of goods sold	90,909	143,089	281,413	458,217
Selling, general and administrative	23,139	31,668	76,554	104,834
Restructuring charges	1,310	2,742	3,819	5,877

Operating Income (Loss)	2,634	935	(20,419)	25,805

Interest expense, net	5,559	5,049	16,594	15,301
Equity in earnings of investees	(3,386)	(4,371)	(4,864)	(11,206)
Loss on early extinguishment of debt	-	-	-	770
Other expense (income), net	(198)	(234)	447	44

Income (Loss) Before Income Taxes	659	491	(32,596)	20,896

Provision (benefit) for income taxes	1,502	855	(409)	10,029

Net Income (Loss)	$(843)	$(364)	$(32,187)	$10,867

Basic net income (loss) per share	$(0.04)	$(0.02)	$(1.37)	$0.47
Basic weighted average shares outstanding	23,761	23,405	23,580	23,353

Diluted net income (loss) per share	$(0.04)	$(0.02)	$(1.37)	$0.46
Diluted weighted average shares outstanding	23,761	23,405	23,580	23,728

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STONERIDGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2009	2008
ASSETS	(Unaudited)	(Audited)

Current Assets:
Cash and cash equivalents	$84,442	$92,692
Accounts receivable, less reserves of $3,492 and $4,204, respectively	86,245	96,535
Inventories, net	37,541	54,800
Prepaid expenses and other	16,789	9,069
Deferred income taxes	1,868	1,495
Total current assets	226,885	254,591

Long-Term Assets:
Property, plant and equipment, net	77,941	87,701
Other Assets:
Investments and other, net	48,575	40,145
Total long-term assets	126,516	127,846
Total Assets	$353,401	$382,437

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$44,104	$50,719
Accrued expenses and other	42,427	43,485
Total current liabilities	86,531	94,204

Long-Term Liabilities:
Long-term debt	183,000	183,000
Deferred income taxes	7,073	7,002
Other liabilities	6,905	6,473
Total long-term liabilities	196,978	196,475

Shareholders' Equity:
Preferred Shares, without par value, authorized 5,000 shares, none issued	-	-
Common Shares, without par value, authorized 60,000 shares, issued 25,294 and 24,772
shares and outstanding 25,010 and 24,665 shares, respectively, with no stated value	-	-
Additional paid-in capital	158,489	158,039
Common Shares held in treasury, 284 and 107 shares, respectively, at cost	(289)	(129)
Accumulated deficit	(91,342)	(59,155)
Accumulated other comprehensive income (loss)	3,034	(6,997)
Total shareholders’ equity	69,892	91,758
Total Liabilities and Shareholders' Equity	$353,401	$382,437

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STONERIDGE, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2009	2008
OPERATING ACTIVITIES:
Net cash provided by (used for) operating activities	$(2,578)	$30,668

INVESTING ACTIVITIES:
Capital expenditures	(8,779)	(17,956)
Proceeds from sale of property, plant and equipment	88	435
Business acquisitions and other	-	(980)
Net cash used for investing activities	(8,691)	(18,501)

FINANCING ACTIVITIES:
Repayments of long-term debt	-	(17,000)
Share-based compensation activity	-	1,305
Premiums related to early extinguishment of debt	-	(553)
Other financing costs	(50)	-
Net cash used for financing activities	(50)	(16,248)

Effect of exchange rate changes on cash and cash equivalents	3,069	(2,232)

Net change in cash and cash equivalents	(8,250)	(6,313)

Cash and cash equivalents at beginning of period	92,692	95,924

Cash and cash equivalents at end of period	$84,442	$89,611

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